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Exhibit 99.1 Acclaim Entertainment, Inc. Press Release dated February 6, 2002


Contact:
Gerard F. Agoglia
Acclaim Entertainment
516-656-5000
gagoglia@acclaim.com

Alan B. Lewis
Acclaim Entertainment
516-656-5000
alewis@acclaim.com

ACCLAIM ENTERTAINMENT, INC.'S CONVERTIBLE NOTES TO BE REDUCED BY ADDITIONAL $3.4 MILLION

COMPANY'S NOTES REDUCED BY 26% SINCE CLOSE OF ITS FIRST FISCAL QUARTER $21.5 MILLION REMAINING PRINCIPAL BALANCE DUE ON MARCH 1, 2002

GLEN COVE, NY, February 6, 2002 - Acclaim Entertainment, Inc. (NASDAQ.SC: AKLM), a leading global video entertainment software developer and publisher, today announced that it has entered into an agreement to retire $3.4 million in principal amount of its 10% convertible notes plus accrued interest in exchange for 956,000 shares of its common stock. This transaction will reduce the Company's total notes outstanding to $21.5 million from the previously announced $24.9 million on January 18, 2002. These reductions represent a 26% decrease from $29.2 million reported as of the close of the Company's first fiscal quarter at December 2, 2001. The Company will record an extraordinary loss on the early retirement of the notes of $180,000 in the second quarter of fiscal 2002, reflecting the excess of the fair market value of the shares ($3,728,000) over the principal amount of the notes retired plus accrued interest.

"The Company reiterates its previously stated guidance, that based on its fiscal 2002 business operating plan projections, the Company's cash flow supports the repayment of the subordinated notes at maturity on March 1, 2002," said Gerard
F. Agoglia, Chief Financial Officer for Acclaim. "Additionally, the Company expects to generate sufficient positive cash flow from operations to meet its currently projected cash and operating requirements for the next twelve months."

"Our ability to significantly reduce our debt adds to an exciting second quarter, which will be highlighted by the releases of All-Star Baseball 2003, the first game to be launched simultaneously across all of the next-generation gaming platforms, and Shadow Man: 2econd Coming for the PlayStation(R)2 computer entertainment system," said Gregory Fischbach, Chief Executive Officer of Acclaim. "With a rich portfolio of brands, proprietary next-generation development technology and working multi-platform publishing strategy, Acclaim will continue to add value to its shareholders."

SAFE HARBOR STATEMENT
This press release contains forward-looking statements. The forward-looking statements included here are based on current expectations that involve a number of risks and uncertainties, as well as on certain assumptions. Such statements regarding future events and/or the future financial performance of the Company are subject to certain risks and uncertainties, such as delays in the completion or release of products, the continued support of the Company's lead lender and vendors, the availability of financing, the achievement of sales assumptions as projected, the continuation of savings from expense reductions, the risk of war, terrorism and similar hostilities, the possible lack of consumer appeal and acceptance of products released by the Company, fluctuations in demand, that competitive conditions within the Company's markets will not change materially or adversely, that the Company's forecasts will accurately anticipate market demand and the related impact upon liquidity and its ability to service its debt obligations should any of these risks occur. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict

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accurately and many of which are beyond the control of the Company. Although the
Company believes that the assumptions underlying the forward-looking statements are reasonable, the business and operations of the Company are subject to substantial risks and uncertainties that increase the uncertainty inherent in the forward-looking statements. These and other risks and uncertainties are detailed from time to time in Acclaim's reports filed with the Securities and Exchange Commission and should be referred to.

ABOUT ACCLAIM ENTERTAINMENT
Based in Glen Cove, N.Y., Acclaim Entertainment, Inc., is a leading worldwide developer, publisher and mass marketer of software for use with interactive entertainment game consoles including those manufactured by Nintendo, Sony Computer Entertainment and Microsoft Corporation as well as personal computer hardware systems. Acclaim owns and operates six studios located in the United States and the United Kingdom which includes a motion capture and recording studio in the U.S., and publishes and distributes its software through its subsidiaries in North America, the United Kingdom, Germany, France and Spain. The Company uses regional distributors worldwide. Acclaim also distributes entertainment software for other publishers worldwide, publishes software gaming strategy guides and issues "special edition" comic magazines from time to time to support its time valued brands, Turok and Shadow Man. Acclaim's corporate headquarters are in Glen Cove, New York and Acclaim's common stock is publicly traded on NASDAQ.SC under the symbol AKLM. For more information please visit our website at http://www.acclaim.com.